DENNY’S CORPORATION REPORTS RESULTS FOR THIRD QUARTER 2011
-    Achieves Positive Same-store Sales   -
-   Adjusted Income Before Taxes* Increased 28%   -

SPARTANBURG, S.C., November 1, 2011 – Denny’s Corporation (NASDAQ: DENN), one of America’s largest full-service family restaurant chains, today reported results for its third quarter ended September 28, 2011.

Third Quarter Summary

•
System-wide same-store sales grew 0.9% with a 0.8% increase at franchised units and a 1.1% increase at company-owned units marking the second consecutive quarter that both franchise and company same-store sales have been positive.

•	Same-store guest counts decreased 0.2% at company-owned units with two-year same-store guest counts of positive 2.1%.

•	Opened 11 system-wide units, including three Flying J Travel Center conversion sites, three university units, and one international unit.

•
Franchise operating margin of $21.3 million grew $0.5 million, compared to the prior year quarter. Franchise operating margin, as a percentage of franchise and license revenue, increased 3.1 percentage points to 66.4%, compared with the prior year quarter.

•	Net income of $8.0 million, or $0.08 per diluted share, was impacted by $2.2 million in impairment expense.

•	Adjusted income before taxes* increased 28% to $12.0 million compared with the prior year quarter adjusted income of $9.4 million.

•	Reduced outstanding debt by $10 million bringing total term loan debt repayment to $40 million since October 2010 refinancing.

•	Repurchased 1.3 million shares in the third quarter bringing total shares repurchased to 6.1 million in last 10 months.

John Miller, President and Chief Executive Officer, stated, “Denny’s generated positive same-store sales and positive two-year same-store guest counts in the face of a very challenging consumer and inflationary economic environment. This is a testament to the success of our positioning as America’s favorite diner, emphasizing everyday affordability with attractive Limited Time Only products. We also achieved an increase in profitability despite the headwinds coming from inflationary pressures. We are working closely with our franchisees to continue building on our success in growing units, sales and profitability which has enabled Denny’s to grow free cash flow, pay down debt and repurchase shares in its efforts to increase long-term shareholder value.”

Third Quarter Results

For the third quarter of 2011, Denny’s total operating revenue, including company restaurant sales and franchise revenue, decreased by $3.2 million to $136.7 million compared with $139.9 million in the prior year quarter. Company restaurant sales decreased $2.5 million due to eight fewer equivalent company restaurants compared with the prior year quarter, partially offset by the increase in same-store sales for the quarter.

Company restaurant operating margin (as a percentage of company restaurant sales) was 14.1%, a decrease of 0.8 percentage points compared with the prior year quarter. Product costs increased 1.0 percentage point to 24.7% primarily due to the impact of increased commodity costs. Payroll and benefit costs increased 0.6 percentage points to 39.4% primarily due to $2.1 million, or 2.0%, of favorable workers’ compensation claims development in the prior year period, partially offset by improved scheduling of restaurant staff. Other operating costs decreased 0.9 percentage points to 15.1% primarily due to the corporate investment in media in the prior year and new store opening expenses associated with the opening of 6 company-owned Flying J units in the prior year quarter.

Franchise and license revenue decreased by $0.8 million to $32.0 million compared with $32.8 million in the prior year quarter. The decrease in franchise revenue included a $2.3 million decrease in initial and other fee revenue associated with opening 42 Flying J conversion units in the prior year quarter. This decrease was offset by a $1.8 million increase in royalties due to 103 additional equivalent franchise restaurants and the effects of higher same-store sales. Denny’s franchisees opened nine new units in the third quarter of this year, including four traditional units, three university locations, one Flying J Travel Center conversion site, and one international unit in New Zealand. Denny’s franchisees closed ten restaurants and purchased three company restaurants.

Franchise operating margin increased $0.5 million to $21.3 million, primarily due to the $1.8 million increase in franchise royalties and $0.9 million decrease in direct franchise costs, offset by a $2.3 million decrease in initial and other fee revenue. Franchise operating margin (as a percentage of franchise and license revenue) was 66.4%, an increase of 3.1 percentage points compared with the prior year quarter.

Total general and administrative expenses decreased $1.0 million compared with the prior year quarter primarily due to a decrease in performance-based and deferred compensation expenses.

Depreciation and amortization expense decreased by $0.4 million compared with the prior year quarter. Net operating gains, losses and other charges, which reflect restructuring charges, exit costs, impairment charges and gains or losses on the sale of assets, decreased $3.7 million in the quarter. The decrease was primarily the result of lower gains on the sale of real estate and impairment charges related to underperforming units.

Operating income decreased $3.0 million from the prior year quarter to $14.0 million primarily due to the decrease in operating gains, losses and other charges described above.

Interest expense decreased $1.6 million, or 25%, to $4.8 million as a result of lower interest rates under the refinanced and re-priced credit facility and a $29.1 million reduction in total gross debt over the last 12 months.

Denny’s net income was $8.0 million for the third quarter 2011, or $0.08 per diluted share, compared with the prior year quarter net income of $9.9 million, or $0.10 per diluted share. Adjusted income before taxes*, Denny’s metric for earnings guidance, increased 28% to $12.0 million compared with the prior year quarter adjusted income of $9.4 million.

Business Outlook

Mark Wolfinger, Executive Vice President, Chief Administrative Officer and Chief Financial Officer, stated, “Our efforts to drive improvement in the business are reflected in our results, specifically the increases in profitability and same-store sales in the third quarter. Our franchise focused business model has enabled us to continue to strengthen our balance sheet, and positions us well to navigate the challenging environment impacting our customers and our business.”

Denny’s is updating its full-year 2011 financial guidance to reflect the third quarter positive same-store sales, current thinking on new unit development initiatives, and current commodity inflation expectations. The company anticipates same-store sales for company units to be between 0.0% and 1.0% and same-store sales for franchise units to be between (0.5%) and 0.5% with 60 to 62 new unit openings for 2011 including 23 Flying J conversion units, five university units, three international units, and no new Denny’s Fast Casual test units. In addition, the company expects the annual increase in commodities to be at high end of our second quarter outlook, with Adjusted EBITDA* between $80 million and $83 million and Adjusted Income Before Taxes* between $36 million and $39 million.

Component – Full Year 2011	Previous Guidance**	Updated Guidance
Company Same-Store Sales	(1.0%) to 1.0%	0.0% to 1.0%
Franchise Same-Store Sales	(1.0%) to 1.0%	(0.5%) to 0.5%
New Company Units	7 - 12 (includes 5-10 Flying J units and 2 Denny’s Fast Casual test units)	8 (all Flying J conversion units)
New Franchise Units	63 (includes 15 -20 Flying J units and 10 university units)	52 – 54 (includes 15 Flying J conversion units, 5 university units, and 3 international units)
Total New Unit Openings	70 – 75 (includes 25 Flying J units)	60 – 62 (includes 23 Flying J units)
Adjusted EBITDA* ($M)	$80 to $85	$80 to $83
Adjusted Income Before Taxes* ($M)	$38 to $42	$36 to $39
Cash Interest Expense ($M)	$17	No Change
Cash Capital Expenditure ($M)	$18	$17

*	Please refer to the historical reconciliation of net income to adjusted income before taxes and adjusted EBITDA included in the tables below.
**	As announced in Second Quarter 2011 Earnings Release on August 2, 2011.

Further Information

Denny’s will provide further commentary on the results for the third quarter of 2011 on its quarterly investor conference call today, Tuesday, November 1, 2011 at 5:00 p.m. ET.  Interested parties are invited to listen to a live broadcast of the conference call accessible through the investor relations section of Denny’s website at ir.dennys.com.  A replay of the call may be accessed at the same location later in the day and will remain available for 30 days.

Denny's is one of America's largest full-service family restaurant chains, currently operating more than 1,670 franchised, licensed, and company-owned restaurants across the United States, Canada, Costa Rica, Mexico, Honduras, Guam, Puerto Rico and New Zealand. For further information on Denny's, including news releases, links to SEC filings and other financial information, please visit the Denny's investor relations website.

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release.  In addition, certain matters discussed in this release may constitute forward-looking statements.  These forward-looking statements, which reflect our best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries and underlying restaurants to be materially different from the performance indicated or implied by such statements.  Words such as “expects”, “anticipates”, “believes”, “intends”, “plans”, “hopes”, and variations of such words and similar expressions are intended to identify such forward-looking statements.  Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.  Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others:  the competitive pressures from within the restaurant industry; the level of success of the Company’s strategic and operating initiatives, advertising and promotional efforts; adverse publicity; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy, particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 29, 2010 (and in the Company’s subsequent quarterly reports on Form 10-Q).

Investor Contact:	Whit Kincaid
877-784-7167

Media Contact:	Liz Brady, ICR
646-277-1226

DENNY’S CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter	Quarter
	Ended	Ended
(In thousands, except per share amounts)	9/28/11	9/29/10

Revenue:
Company restaurant sales	$104,659	$107,171
Franchise and license revenue	32,023	32,761
Total operating revenue	136,682	139,932
Costs of company restaurant sales	89,887	91,193
Costs of franchise and license revenue	10,747	12,009
General and administrative expenses	13,335	14,375
Depreciation and amortization	6,955	7,320
Operating (gains), losses and other charges, net	1,791	(1,900)
Total operating costs and expenses	122,715	122,997
Operating income	13,967	16,935
Other expenses:
Interest expense, net	4,796	6,394
Other nonoperating expense, net	780	188
Total other expenses, net	5,576	6,582
Income before income taxes	8,391	10,353
Provision for income taxes	406	419
Net income	$7,985	$9,934

Basic and diluted net income per share	$0.08	$0.10

Weighted average shares outstanding:
Basic	96,997	99,579
Diluted	98,746	101,305

DENNY’S CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Quarters	Three Quarters
	Ended	Ended
(In thousands, except per share amounts)	9/28/11	9/29/10

Revenue:
Company restaurant sales	$313,235	$320,255
Franchise and license revenue	95,105	92,326
Total operating revenue	408,340	412,581
Costs of company restaurant sales	271,989	275,091
Costs of franchise and license revenue	33,397	35,498
General and administrative expenses	41,566	40,560
Depreciation and amortization	21,377	21,984
Operating (gains), losses and other charges, net	843	(1,594)
Total operating costs and expenses	369,172	371,539
Operating income	39,168	41,042
Other expenses:
Interest expense, net	15,390	19,306
Other nonoperating expense, net	2,526	746
Total other expenses, net	17,916	20,052
Income before income taxes	21,252	20,990
Provision for income taxes	1,013	1,010
Net income	$20,239	$19,980

Net income per share:
Basic	$0.21	$0.20
Diluted	$0.20	$0.20

Weighted average shares outstanding:
Basic	98,132	98,646
Diluted	100,203	101,264

DENNY’S CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	9/28/11	12/29/10

ASSETS
Current Assets
Cash and cash equivalents	$14,947	$29,074
Receivables, net	13,523	17,280
Assets held for sale	2,380	1,933
Other	13,499	14,199
	44,349	62,486

Property, net	120,652	129,518
Goodwill	31,023	31,308
Intangible assets, net	50,092	52,054
Other assets	34,520	35,840
Total Assets	$280,636	$311,206

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Current maturities of long-term debt	$2,589	$2,583
Current maturities of capital lease obligations	4,548	4,109
Accounts payable	20,280	25,957
Other current liabilities	57,040	57,685
	84,457	90,334
Long-Term Liabilities
Long-term debt, less current maturities	205,023	234,143
Capital lease obligations, less current maturities	19,269	18,988
Other	67,366	71,453
	291,658	324,584
Total Liabilities	376,115	414,918

Shareholders' Deficit
Common stock	1,026	1,001
Paid-in capital	555,852	548,490
Deficit	(609,875)	(630,114)
Accumulated other comprehensive loss, net of tax	(19,199)	(19,199)
Treasury stock	(23,283)	(3,890)
Total Shareholders' Deficit	(95,479)	(103,712)
Total Liabilities and Shareholders' Deficit	$280,636	$311,206

Debt Balances

(In thousands)	9/28/11	12/29/10

Credit facility revolver loans due 2015	$-	$-
Credit facility term loans due 2016, net of discount of $2,509 and $3,455, respectively	207,491	236,545
Capital leases and other debt	23,938	23,278
Total Debt	$231,429	$259,823

DENNY’S CORPORATION
Income, EBITDA and G&A Reconciliations
(Unaudited)

	Quarter	Quarter	Three Quarters	Three Quarters
Income and EBITDA Reconciliation	Ended	Ended	Ended	Ended
(In millions)	9/28/11	9/29/10	9/28/11	9/29/10

Net income	$8.0	$9.9	$20.2	$20.0

Provision for income taxes	0.4	0.4	1.0	1.0
Operating (gains), losses and other charges, net	1.8	(1.9)	0.8	(1.6)
Other nonoperating expense, net	0.8	0.2	2.5	0.7
Share-based compensation	1.0	0.8	3.2	2.0

Adjusted income before taxes (1)	$12.0	$9.4	$27.8	$22.2

Interest expense, net	4.8	6.4	15.4	19.3
Depreciation and amortization	7.0	7.3	21.4	22.0
Cash payments for restructuring charges and exit costs	(0.6)	(1.1)	(2.1)	(3.4)
Cash payments for share-based compensation	(0.5)	(0.6)	(0.6)	(1.6)

Adjusted EBITDA (1)	$22.6	$21.4	$61.9	$58.5

	Quarter	Quarter	Three Quarters	Three Quarters
General and Administrative Expenses Reconciliation	Ended	Ended	Ended	Ended
(In millions)	9/28/11	9/29/10	9/28/11	9/29/10

Share-based compensation	$1.0	$0.8	$3.2	$2.0
Other general and administrative expenses	12.3	13.6	38.4	38.6
Total general and administrative expenses	$13.3	$14.4	$41.6	$40.6

(1)	We believe that, in addition to other financial measures, Adjusted Income Before Taxes and Adjusted EBITDA are appropriate indicators to assist in the evaluation of our operating performance on a period-to-period basis. We also use Adjusted Income and Adjusted EBITDA internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including bonuses for certain employees. Adjusted EBITDA is also used to evaluate our ability to service debt because the excluded charges do not have an impact on our prospective debt servicing capability and these adjustments are contemplated in our credit facility for the computation of our debt covenant ratios. However, Adjusted Income and Adjusted EBITDA should be considered as a supplement to, not a substitute for, operating income, net income or other financial performance measures prepared in accordance with U.S. generally accepted accounting principles.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Quarter		Quarter
	Ended		Ended
(In millions)	9/28/11		9/29/10

Company restaurant operations: (2)
Company restaurant sales	$104.7	100.0%	$107.2	100.0%
Costs of company restaurant sales:
Product costs	25.8	24.7%	25.4	23.7%
Payroll and benefits	41.3	39.4%	41.5	38.8%
Occupancy	6.9	6.6%	7.1	6.6%
Other operating costs:
Utilities	4.8	4.6%	4.9	4.6%
Repairs and maintenance	1.8	1.7%	1.8	1.6%
Marketing	3.9	3.8%	4.6	4.3%
Legal settlements	0.6	0.6%	0.6	0.6%
Other	4.8	4.6%	5.2	4.9%
Total costs of company restaurant sales	$89.9	85.9%	$91.2	85.1%
Company restaurant operating margin (3)	$14.8	14.1%	$16.0	14.9%

Franchise operations: (4)
Franchise and license revenue
Royalty and license revenue	$20.4	63.9%	$18.7	57.0%
Initial and other fee revenue	0.4	1.4%	$2.8	8.4%
Occupancy revenue	11.1	34.8%	$11.3	34.6%
Total franchise and license revenue	$32.0	100.0%	$32.8	100.0%

Costs of franchise and license revenue
Direct franchise costs	$2.4	7.5%	$3.3	10.0%
Occupancy costs	8.3	26.1%	$8.7	26.7%
Total costs of franchise and license revenue	$10.7	33.6%	$12.0	36.7%
Franchise operating margin (3)	$21.3	66.4%	$20.8	63.3%

Total operating revenue (1)	$136.7	100.0%	$139.9	100.0%
Total costs of operating revenue (1)	100.6	73.6%	103.2	73.8%
Total operating margin (1)(3)	$36.0	26.4%	$36.7	26.2%

Other operating expenses: (1)(3)
General and administrative expenses	$13.3	9.8%	$14.4	10.3%
Depreciation and amortization	7.0	5.1%	7.3	5.2%
Operating gains, losses and other charges, net	1.8	1.3%	(1.9)	(1.4%)
Total other operating expenses	$22.1	16.2%	$19.8	14.1%

Operating income (1)	$14.0	10.2%	$16.9	12.1%

(1)	As a percentage of total operating revenue
(2)	As a percentage of company restaurant sales
(3)	Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margins should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with U.S. generally accepted accounting principles.
(4)	As a percentage of franchise and license revenue

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Three Quarters		Three Quarters
	Ended		Ended
(In millions)	9/28/11		9/29/10

Company restaurant operations: (2)
Company restaurant sales	$313.2	100.0%	$320.3	100.0%
Costs of company restaurant sales:
Product costs	77.1	24.6%	75.6	23.6%
Payroll and benefits	127.9	40.8%	129.1	40.3%
Occupancy	20.6	6.6%	21.4	6.7%
Other operating costs:
Utilities	13.7	4.4%	14.0	4.4%
Repairs and maintenance	5.5	1.8%	5.7	1.8%
Marketing	11.7	3.7%	13.5	4.2%
Legal settlements	0.7	0.2%	0.8	0.3%
Other	14.8	4.7%	15.1	4.7%
Total costs of company restaurant sales	$272.0	86.8%	$275.1	85.9%
Company restaurant operating margin (3)	$41.2	13.2%	$45.2	14.1%

Franchise operations: (4)
Franchise and license revenue
Royalty and license revenue	$59.7	62.7%	$54.5	59.0%
Initial and other fee revenue	2.1	2.2%	3.9	4.2%
Occupancy revenue	33.4	35.1%	34.0	36.8%
Total franchise and license revenue	$95.1	100.0%	$92.3	100.0%

Costs of franchise and license revenue
Direct franchise costs	$7.8	8.2%	$9.4	10.2%
Occupancy costs	25.6	26.9%	26.1	28.2%
Total costs of franchise and license revenue	$33.4	35.1%	$35.5	38.4%
Franchise operating margin (3)	$61.7	64.9%	$56.8	61.6%

Total operating revenue (1)	$408.3	100.0%	$412.6	100.0%
Total costs of operating revenue (1)	305.4	74.8%	310.6	75.3%
Total operating margin (1)(3)	$103.0	25.2%	$102.0	24.7%

Other operating expenses: (1)(3)
General and administrative expenses	$41.6	10.2%	$40.6	9.8%
Depreciation and amortization	21.4	5.2%	22.0	5.3%
Operating gains, losses and other charges, net	0.8	0.2%	(1.6)	(0.4%)
Total other operating expenses	$63.8	15.6%	$61.0	14.8%

Operating income (1)	$39.2	9.6%	$41.0	9.9%

(1)	As a percentage of total operating revenue
(2)	As a percentage of company restaurant sales
(3)	Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margins should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with U.S. generally accepted accounting principles.
(4)	As a percentage of franchise and license revenue

DENNY’S CORPORATION
Statistical Data
(Unaudited)

	Quarter	Quarter	Three Quarters	Three Quarters
Same-Store Sales	Ended	Ended	Ended	Ended
(increase/(decrease) vs. prior year)	9/28/11	9/29/10	9/28/11	9/29/10

Same-Store Sales
Company Restaurants	1.1%	(0.7%)	0.7%	(4.2%)
Franchised Restaurants	0.8%	(1.2%)	0.3%	(4.5%)
System-wide Restaurants	0.9%	(1.1%)	0.4%	(4.4%)

Company Restaurant Sales Detail
Guest Check Average	1.3%	(2.9%)	0.8%	(1.8%)
Guest Counts	(0.2%)	2.3%	0.0%	(2.4%)

	Quarter	Quarter	Three Quarters	Three Quarters
Average Unit Sales	Ended	Ended	Ended	Ended
($ in thousands)	9/28/11	9/29/10	9/28/11	9/29/10

Company Restaurants	$468	$462	$1,383	$1,368

Franchised Restaurants	$355	$348	$1,043	$1,029

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total

Ending Units 6/29/11	225	1,452	1,677

Units Opened	2	9	11
Units Relocated	0	0	0
Units Refranchised	(3)	3	0
Units Closed (Including Units Relocated)	(1)	(10)	(11)
Net Change	(2)	2	0

Ending Units 9/28/11	223	1,454	1,677

Equivalent Units
Third Quarter 2011	224	1,451	1,675
Third Quarter 2010	232	1,348	1,580
	(8)	103	95

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total

Ending Units 12/29/10	232	1,426	1,658

Units Opened	8	39	47
Units Relocated	0	1	1
Units Refranchised	(13)	13	0
Units Closed (Including Units Relocated)	(4)	(25)	(29)
Net Change	(9)	28	19

Ending Units 9/28/11	223	1,454	1,677

Equivalent Units
Year-to-Date 2011	226	1,441	1,667
Year-to-Date 2010	234	1,330	1,564
	(8)	111	103